EXHIBIT 10.3(b)

Schedule of special incentive awards to certain named executive officers

SPECIAL AWARDS

Background

From time to time unusual events merit awards for outstanding individual performance outside of the short-term incentive plan. Special events such as restructurings, mergers and acquisitions or comprehensive programs have been the basis for special recognition in the past.

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2006 AWARDS

• James M. Delaney	3,000	January 24, 2006 grant of shares of restricted stock 100% vesting January 23, 2009

2007 AWARDS

• Stephen E. Makarewicz	5,000	March 1, 2007 grant of shares of restricted stock 100% vesting February 28, 2010